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                                                                                                                        Exhibit L
Metris Receivables, Inc.                                                     Metris Master Trust                   Monthly Report
Securityholders' Statement                                                      Series 1999-2                            Oct-1999
Section 5.2                                                                    Class A              Class B               Total
(i) Security Amount ...................................................     500,000,000.00       49,450,550.00      549,450,550.00
(ii) Security Principal Distributed ...................................               0.00                  --                0.00
(iii) Security Interest Distributed ...................................       2,716,770.83                  --        2,716,770.83
(iv) Principal Collections ............................................      26,735,376.25        2,644,158.12       29,379,534.37
(v) Finance Charge Collections ........................................      11,355,566.74        1,123,078.04       12,478,644.78
       Recoveries .....................................................         198,184.52           19,600.67          217,785.19
       Initial Interest Funding Account Deposit (19 of 28 days of $2MM)       1,235,000.00          122,142.86        1,357,142.86
       Interest Earned on Accounts ....................................               0.00                0.00                0.00
         Total Finance Charge Collections .............................      12,788,751.26        1,264,821.57       14,053,572.83
                           Total Collections ..........................      39,524,127.51        3,908,979.69       43,433,107.20
(vi) Aggregate Amount of Principal Receivables ........................                 --                  --    4,799,066,842.32
       Invested Amount (End of Month) .................................     500,000,000.00       49,450,550.00      549,450,550.00
       Floating Allocation Percentage .................................         10.4186921%          1.0304201%         11.4491123%
       Fixed/Floating Allocation Percentage ...........................         10.4186921%          1.0304201%         11.4491123%
       Invested Amount (Beginning of Month) ...........................     445,000,000.00       49,450,550.00      494,450,550.00
       Average Daily Invested Amount ..................................                 --                  --      549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current ........................................................                 --               86.03%   4,341,686,066.53
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....                 --                6.14%     309,677,777.42
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....                 --                2.41%     121,755,135.08
       90 Days and Over (60+ Days Contractually Delinquent) ...........                 --                5.42%     273,721,124.15
                           Total Receivables ..........................                 --              100.00%   5,046,840,103.18
(viii) Aggregate Investor Default Amount ..............................                 --                  --        4,926,654.53
         As a % of Average Daily Invested Amount
              (Annualized based on 365 days/year) .....................                 --                  --               10.56%
(ix) Charge-Offs ......................................................               0.00                0.00                0.00
(x) Servicing Fee .....................................................                 --                  --          933,313.26
(xi) Unreimbursed Redirected Principal Collections ....................                 --                  --                0.00
(xii) Excess Funding Account Balance ..................................                 --                  --                0.00
(xiii) New Accounts Added .............................................                 --                  --          216,366.00
(xiv) Average Gross Portfolio Yield ...................................                 --                  --               30.12
         Average Net Portfolio Yield ..................................                 --                  --               19.56%
(xv) Minimum Base Rate ................................................                 --                  --                7.93%
        Excess Spread .................................................                 --                  --               11.63%
(xvi) Principal Funding Account Balance ...............................                 --                  --                0.00%
(xvii) Accumulation Shortfall .........................................                 --                  --                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                  --           July 2005
        Accumulation Period Length ....................................                 --                  --                 N/A
(xix) Principal Funding Account Investment Proceeds Deposit ...........                 --                  --                0.00
        Required Reserve Account Amount ...............................                 --                  --                0.00
        Available Reserve Account Amount ..............................                 --                  --                0.00
        Covered Amount ................................................                 --                  --                0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ....................                 --                  --      500,000,000.00
        Deposit to the Caps Proceeds Account ..........................                 --                  --                0.00
(xxi) Policy Claim Amount .............................................                 --                  --                0.00
(xxii) Policy Claim Amount ............................................                 --                  --                0.00


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